EXHIBIT 10.35

            PRODUCT DISTRIBUTION, DEVELOPMENT AND LICENSING AGREEMENT

         AGREEMENT made as of the first day of May, 1999, between Aura Laboratories, Inc. ("Aura"), Andrx Pharmaceuticals, Inc. ("Pharmaceuticals") and Anda Generics, Inc. ("Anda"), each of which is a subsidiary of Andrx Corporation (as more particularly defined below, Aura, Pharmaceuticals and Anda are sometimes referred to herein as "Andrx") Geneva Pharmaceuticals, Inc. ("Geneva"), and the Global Generics Sector of Novartis AG ("Novartis Generics" and, as more particularly defined below, Geneva and Novartis Generics are sometimes referred to herein as "Novartis"), whose addresses are set forth under their name on the signature page of this Agreement.

                             BACKGROUND INFORMATION

         WHEREAS :

         A. Geneva is in the business of manufacturing and/or marketing generic pharmaceutical products;

         B. Anda is a distributor of generic pharmaceutical products;

         C. Geneva desires to appoint Anda as an authorized distributor of all generic pharmaceutical products manufactured and/or marketed by Geneva and agrees to sell the Geneva Products (as defined below) to Anda. Anda desires to accept such appointment and agrees to purchase the Products from Geneva on the terms and subject to the conditions described in this Agreement;

         D. Aura and Pharmaceuticals are engaged in the development, manufacture, marketing and distribution of the Andrx Products (as defined below);

         E. Novartis wishes to acquire from Andrx the exclusive right and license to market, promote, distribute and sell the Andrx Products in the Territory (as defined below);

         F. Andrx desires and is willing to grant to Novartis the exclusive right to market and distribute the Andrx Products within each entity's Territory on the terms and conditions herein set forth; and

         G. This Agreement creates an alliance that provides for a significant expansion of the existing business relationship between Novartis and Andrx. Pursuant to this alliance, Geneva will fund [*] of the development costs for the Andrx Products, Andrx will grant certain exclusive rights to Novartis with respect to those products, and Anda will purchase certain minimum amounts of Geneva's products.

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                              ARTICLE I. OVERVIEW

         1.1 DEFINITIONS. All capitalized terms used in this Agreement shall have the respective meanings set forth below:

         "AFFILIATE" shall mean, with respect to any specified Person, any other person who or which, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

         "ANDA" shall mean an Abbreviated New Drug Application prepared in accordance with the U.S. Federal Food, Drug, and Cosmetic Act.

         "ANDRX" shall mean whichever of Anda, Aura or Pharmaceuticals has the responsibility to fulfill the applicable portion of this Agreement.

         "ANDRX PRODUCT(S)" shall mean the pharmaceutical products now or hereafter listed on Schedule A hereto which are being developed by Andrx in order to achieve the U.S. labeling indications reflected on such schedule.

         "APPROVAL" shall mean any governmental and other approvals necessary or appropriate to commercially market any of the Andrx Products in any jurisdiction within the Territory, including but not limited to FDA approval. It shall not include approvals from governmental and non-governmental reimbursement agencies or from formulary committees.

         "COMPETITIVE PRICE" shall mean, [*]

         "CONTRACT YEAR" shall mean a one-year period commencing May 1 of any calendar year. The first Contract Year is May 1, 1999 through April 30, 2000.

         "CONTROL" shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "CUSTOMER INVOICE" shall mean the invoice sent by Novartis or its Affiliates to their respective customers for their purchase of the Andrx Products, which invoices shall specify the customer's purchase order number, the identity, quantity and sales price of such Andrx Products, and such other information as the Parties determine to be reasonably necessary to properly account for such sale transaction.

         "DISTRIBUTION CENTER" shall mean any warehouse and/or distribution center utilized by Novartis, from which Novartis or its Affiliates shall distribute the Andrx Products.

         "DISTRIBUTION EXPENSES" shall mean (i) all costs, fees and out-of-pocket or other expenses incurred, paid or accrued by Novartis in connection with the storage and distribution of the

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Andrx Products, including but not limited to all costs directly attributable to the Andrx Products, such as shipping costs, and an apportioned share (based on the proportion of the Andrx Products to all of the products warehoused and distributed by Novartis, in terms of space) of the cost of operating and maintaining the Distribution Centers, including but not limited to rent, equipment, telephones, utilities, salaries and employee benefits or (ii) [*] of Net Sales for such period, whichever is less.

         "FDA" shall mean the United States Food and Drug Administration or any successor governmental body.

         "FORCE MAJEURE" shall mean and include, but not be limited to war, insurrections, strikes, acts of God, governmental action (including consent decrees entered into in settlement or mitigation of a bona fide suit or proceeding instituted by a government agency) or any other act or thing beyond the control of such Party.

         "GENEVA PRODUCT(S)" shall mean any and all generic pharmaceutical products now or hereafter manufactured and/or marketed by Geneva.

         "GROSS MARGIN" shall mean (A) Net Sales less (B) the Transfer Price paid to Andrx by Novartis.

         "GROSS MARGIN PERCENTAGE" shall mean Gross Margin divided by Net Sales expressed in terms of a percentage.

         "INITIAL MARKETING PERIOD" for each portion of the Territory, shall mean the period of time beginning before the Approvals for any particular Andrx Product are obtained and ending twelve (12) months after the product launch by Novartis.

         "INITIAL TERM" shall mean the period of time starting May 1, 1999 and ending April 30, 2004.

         "INVOICE COST" shall mean the Competitive Price that is set at the monthly formal pricing strategy meeting, which price shall appear on the invoice from Geneva to Anda.

         "LICENSE TERM" for each portion of the Territory shall mean, with respect to each Andrx Product, such period of time beginning on the date of this Agreement and, with respect to each Andrx Product, ending on the date that the Parties agree that it no longer makes economic sense to market the Andrx Product in the Territory.

         "MARKETING COSTS" shall mean (i) all costs, fees and out-of-pocket or other expenses incurred, paid or accrued by Novartis in connection with the marketing of the Andrx Products, including but not limited to advertisements, product samples, professional meetings and consultants, the cost of brochures and other promotional materials, mailing or shipping costs and travel expenses directly related to the marketing of the Andrx Product or (ii) [*] of Net Sales for

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the Initial Marketing Period for any product or [*] of Net Sales for any other period, whichever is less.

         "NDA" shall mean a New Drug Application prepared in accordance with the U.S. Federal Food, Drug and Cosmetic Act.

         "NET MARGIN" shall mean (i) Gross Margin less (ii) the sum of Distribution Expenses, Marketing Costs and Selling Expenses.

         "NET MARGIN PERCENTAGE" shall mean Net Margin divided by Net Sales expressed in terms of a percentage.

         "NET SALES" shall mean the actual gross amount invoiced by Novartis and its Affiliates to their non-Affiliated customers for the sale of the Andrx Products, less customary discounts, returns, promotional allowances, volume and incentive rebates, shelf stock adjustments and other similar customary adjustments or allowances actually given to such customers in the normal course of business by Novartis or its Affiliates. Sales or transfers of Andrx Products to Affiliates of Novartis for ultimate use by such Person shall be at prices (or deemed prices) that are consistent with sales made to non-Affiliates of the same or a similar business type that make purchases in similar quantities.

         "NOVARTIS" for purposes of any portion of the Territory, shall mean whichever of Geneva or Novartis Generics has marketing responsibility within such portion.

         "PARTY" shall mean Andrx and/or Novartis and their respective successors and assigns.

         "PERSON" means any individual, partnership, corporation, limited liability company, trust, governmental authority or other entity, of whatever nature.

         "QUARTERLY PERIOD" shall mean each three month period ending on the last day of July, October, January and April, or any shorter period commencing on the first date on which any revenues are derived by Novartis from any Andrx Product.

         "REGULATORY AUTHORITY" shall mean the FDA and/or the substantially equivalent regulatory bodies having jurisdiction over portions of the Territory, which are located outside the United States. It shall not include governmental and non-governmental pricing and reimbursement authorities, formulary committees or other similar organizations.

         "SELLING EXPENSES" shall mean all costs, fees and out-of-pocket or other expenses incurred, paid or accrued by Novartis in connection with the sale of the Andrx Products by, but not limited to, a sales force or teledetailing force, including but not limited to (i) all costs which may be directly allocable to the sale of the Andrx Products, such as customary commissions attributable to the sale of the Andrx Products, and (ii) an apportioned share (based on the proportion of the Andrx Products to all of the products sold by Novartis, in terms of unit volume)

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of the costs and expenses which may not be directly allocated to the sale of the products, such as costs of operating the sales office(s) through which the Andrx Products are sold, including but not limited to rent, equipment, telephones, utilities, salaries, commissions, and employee benefits or (iii) [*] of Net
Sales for the Initial Marketing Period for any product or [*] of Net Sales for any other period, whichever is less.

         "SHELF STOCK ADJUSTMENT" OR "SSA" shall mean a credit provided by Geneva to Anda whenever Geneva reduces its Invoice Cost for any Geneva Product, thereby causing such Invoice Cost to no longer be a Competitive Price.

         "TERRITORY" shall mean the countries, possessions or other geographic regions in the world referred to on Schedule A.

         "TRANSFER PRICE" shall mean [*]

         1.2 SINGULAR AND PLURAL. Singular and plural forms as the case may be of terms defined herein shall have correlative meanings.

         1.3 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles consistently applied and all dollars ($) shall be in the currency of the United States.

         1.4 ANDA'S DISTRIBUTION RESPONSIBILITIES. Article II of this Agreement sets forth the specific roles, responsibilities, and obligations of the Parties related to Anda distribution of Geneva Products.

         1.4.1 Primary Product Status. [*]

         1.4.2 DESIGNATED PRODUCTS. [*]

         1.4.3 MINIMUM PURCHASES. Anda agrees to purchase the following minimum dollar values of Geneva Product each Quarterly Period (the monthly purchases within the Quarterly Period are averaged to compare to the monthly minimum) during each contract year, based on invoice price:

                  Year 1 - [*] per month minimum
                  Year 2 - [*] per month minimum
                  Year 3 - [*] per month minimum
                  Year 4 - [*] per month minimum
                  Year 5 - [*] per month minimum

         If at the end of any Quarterly Period, Anda has exceeded its minimum purchases the surplus shall be credited toward the following Quarterly Periods' purchases.

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         1.4.4 PRODUCT RETURNS. Geneva shall automatically credit Anda with an additional [*] of invoice price on a quarterly basis as a return product guarantee and limit, subject to Section 2.7.

         1.5 GENEVA'S FUNDING RESPONSIBILITIES. Article III of this Agreement sets forth the specific roles, responsibilities, and obligations of the Parties related to Geneva's agreement to fund up to [*] of Andrx's product development costs.

         1.6 INITIAL PAYMENT. Upon signing this agreement, Geneva will wire transfer [*] to Andrx, for credit to Aura and Pharmaceuticals.

         1.6.1 ADDITIONAL PAYMENTS. On the first day of each month following the signing of this Agreement and satisfactory minimum purchases by Anda of Geneva products, Geneva shall wire transfer [*] to Andrx to fund the development of the products referred to below. Geneva shall pay [*] each, for a total of [*] in product development payments, which payments are only contingent upon the minimum product purchase targets being met by Anda. If Andrx advises that its research projects need accelerated funding, the Parties shall make reasonable attempts to negotiate the terms of such accelerated funding.

         1.7 DEVELOPMENT AND DISTRIBUTION OF ANDRX PRODUCTS. Article IV of this Agreement sets forth the specific roles, responsibilities, and obligations of the Parties related to the development and distribution of the Andrx Products.

         1.8 EXCLUSIVE RIGHTS. In return for the [*] product development fee, Novartis shall receive the exclusive rights to the applicable Andrx Product in the Territory, each as set forth in Schedule A hereto or any amendment thereof.

               ARTICLE II. ANDA'S DISTRIBUTION OF GENEVA PRODUCTS

         2.1 APPOINTMENT OF ANDA. Geneva hereby appoints Anda as a non-exclusive, authorized distributor of the Geneva Products, and Anda hereby accepts that appointment on the terms and subject to the conditions described in this Agreement.

         2.2 PRICING OF GENEVA PRODUCTS. [*]

         2.3 ORDERS FOR GENEVA PRODUCTS. Anda will transmit orders for the Geneva Products to Geneva using a mutually acceptable order entry system. Anda shall have no obligation to accept automatic shipments of any Geneva Product or maintain any particular level of inventory of any Geneva Product.

         2.4 MINIMUM PURCHASES. During each Quarterly Period Anda agrees to purchase the minimum dollar values set forth in Section 1.4.3 above. In the event Anda does not attain such

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minimum purchase amounts in any period as a result of Geneva's inability or failure to timely deliver products (including as a result of Force Majeure or regulatory problems) or a SSA, then Anda shall be deemed to have made purchases in such period in an amount equal to such non-delivered product and/or such SSA.

         2.5 TERMS OF SALE AND SHIPMENT.

         2.5.1 Geneva shall sell each Geneva Product to Anda at the Competitive Price for such Geneva Product in effect in the month of Anda's order and shall deliver the Geneva Products F.O.B. to those distribution centers specified in Anda's order or such other locations as may be agreed upon by the Parties in the case of drop shipment orders, freight prepaid.

         2.5.2 Title and risk of loss to the Geneva Products shall remain with Geneva until shipment is received at the specified destination. If Anda requests special routing of a shipment which results in a higher transportation cost than would be incurred as a result of the routing selected by Geneva, then Geneva shall advise Anda of such additional cost at the time such order is placed and shall thereafter add such cost to Geneva's invoice.

         2.5.3 Unless otherwise agreed upon by both Parties, Geneva shall invoice all orders for the Geneva Products on the date shipped. All invoices paid within [*] days will be entitled to a [*] cash discount off the Invoice Cost.

         2.6 PRICE INCREASES. [*]

         2.7 RETURNED GOODS AND RECALLS. Geneva shall credit Andrx an additional [*] of Invoice Cost on a quarterly basis as a return product guarantee and limit. For consideration thereof, Anda waives the right to return Geneva Products to Geneva and receive credit. Notwithstanding and in addition to the foregoing limitation, Geneva shall reimburse Anda for the full amount of all reasonable costs and expenses incurred by Anda (including the cost of recalled product) in connection with Anda's performance of any product recall services or assistance relating to the Geneva Products, in an amount no less than that recognized by NWDA guidelines.

         2.8 SHELF-STOCK ADJUSTMENTS. [*]

         2.9 CONFIDENTIAL INFORMATION. In connection with the ongoing relationship between Geneva and Anda, each Party may gain access to proprietary information of the other which may be considered confidential by the Party providing such information, and each Party shall use the same care to prevent disclosure, publication, or dissemination to any third party of the other Party's confidential information as is used to protect is own confidential information, but not less than reasonable care. However, information generated, compiled or stored by Anda reflecting the purchase and resale of Geneva Products to its customers does not constitute the confidential information of Geneva, and Anda will be entitled to utilize all such information in any manner deemed appropriate by it. Geneva understands and agrees that Anda may, in its sole discretion,

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elect to sell warehouse withdrawals, sales and other data to IMS or any other third parties without any liability or contribution to Geneva.

         2.10 WARRANTY AND INDEMNIFICATION. Geneva hereby warrants that the Geneva Products are and shall be manufactured and delivered to Anda in conformity with the Federal Food, Drug and Cosmetic Act, as amended, and all other applicable laws, rules, and regulations. Geneva shall defend, indemnify, and hold harmless Anda and its affiliates, customers, directors, officers, employees and representatives from and against any and all claims, suits, losses, damages, costs, and expenses (including without limitation reasonable attorneys' fees) arising directly or indirectly out of (i) any injury or death to any person or property alleged to have been caused by any Geneva Product (excluding problems judicially determined to be attributable to Anda's gross negligence or misconduct in handling such Geneva Product), (ii) Geneva's performance or non-performance of its obligations under or pursuant to this Agreement, (iii) infringement of any third party's patent, trademark, copyright, trade secret or other intellectual property right, or (iv) violations of any applicable laws, rules, and regulations, including those with respect to product safety, labeling, packaging, weight, quality and consumer protection. Anda shall notify Geneva of any such claim within a reasonable time following Anda's receipt of written notice of such claim. The warranty and indemnification provisions of this section shall apply to Geneva Products sold to Anda before the term of this Agreement and shall survive the termination or expiration of this Agreement.

         2.11 INSURANCE. During the term of this Agreement and thereafter as may be necessary to cover claims associated with Geneva Products purchased by Anda (whether before, during or after such term), Geneva shall maintain self-insurance coverage (including coverage for product liability and personal injury damages) in an amount not less than $50 million per claim made. If Geneva obtains comprehensive general liability insurance with a third party insurer, Anda shall be designated as an "additional insured" under all such insurance policies, and Geneva shall deliver to Anda certificates evidencing the existence and continuation of such insurance from time to time upon Anda's request.

            ARTICLE III. GENEVA FUNDING OF ANDRX PRODUCT DEVELOPMENT

         3.1 PRODUCT DEVELOPMENT FUNDING. Geneva agrees to pay [*] in product development fees to Andrx in accordance with Section 1.6 of this Agreement.

         3.2 FUNDING DEFERRAL. If at the end of any Quarterly Period, Anda has not met the minimum purchase levels set forth in this Agreement, then the subsequent monthly funding will be reduced by an amount equal to [*] of the amount by which Anda's purchases did not meet the minimum purchase amounts set forth in Section 1.4.3 above (the "Purchase Deficit"). If Anda's purchases in any subsequent period exceeds the minimum purchase amount for such period, the dollars exceeded can be credited toward future quarters' objectives.

         3.3 REPORTING AND DISCLOSURE OBLIGATIONS. Discounts (including rebates) and administrative fees, if any, will be provided only in accordance with, and the Parties agree to

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comply with their obligations under, applicable federal and state anti-kickback laws, including, but not limited to, 42 U.S.C. /section/ 1320a-7b and the safe harbor regulations promulgated thereunder.

           ARTICLE IV. DEVELOPMENT AND DISTRIBUTION OF ANDRX PRODUCTS

         4.1 RESEARCH, DEVELOPMENT AND REGISTRATION OF ANDRX PRODUCTS.

         4.1.1 PRODUCT DEVELOPMENT. Andrx will continue to use commercially reasonable efforts to develop controlled-release formulations for each of the indications reflected on Schedule A for each of the Andrx Products. Andrx will prepare and file with the FDA the applicable NDA or ANDA for each of the Andrx Products, and shall serve as the contact and liaison with the FDA during the period such NDAs or ANDAs are under review by the FDA.

         4.1.2 PRODUCT REGISTRATION. Novartis Generics shall facilitate the registration of the Andrx Products in the Territory. In discharging this obligation, Novartis Generics shall be solely responsible for: (i) ascertaining the technical and procedural requirements for each such registration, (ii) performing all tasks required in connection therewith, (iii) translation of dossiers from English to the appropriate local language; (iv) shipment of documents and samples to the appropriate local authorities; (v) supplying translators for regulatory meetings, and (vi) payment of all costs and expenses related thereto. Notwithstanding the foregoing, Andrx shall provide such technical and other assistance as may be reasonably requested by Novartis to achieve these tasks, provided Novartis pays or reimburses Andrx for its costs in performing such services.

         4.1.3 PRODUCT DEVELOPMENT SCHEDULE. Annexed hereto as Schedule B is an estimated project schedule for the initial development work for each of the Andrx Products prepared by Andrx. Within ninety (90) days after the date of this Agreement, Andrx shall prepare and submit an estimate, by Andrx Product, of its development schedule. Within sixty (60) days of Andrx's delivery of' the batch records for a given product, Andrx shall prepare and submit a detailed schedule to obtain an NDA for such Andrx Product.

         4.1.4 PRODUCT DEVELOPMENT UPDATES. Andrx shall provide to Novartis within forty-five (45) days of the end of each Quarterly Period beginning with the end of the third quarter of 1999, a report in reasonable detail, setting forth as to each Andrx Product: (i) the development work performed by it as to each Andrx Product during the period since its last such report; (ii) the status of the development work at the end of the period with respect to each Andrx Product; (iii) its recommendation as to whether Andrx should continue to pursue development of each such Andrx Product and if not, its reasons for such conclusion; and (iv) an updated project schedule for each Andrx Product.

         4.1.5 DEVELOPMENT UNCERTAINTIES. Novartis recognizes and acknowledges that: (i) the successful outcome of the development projects undertaken by Andrx cannot be assured; (ii) it may prove impossible or impractical to gain Regulatory Authority approval for one or more of the Andrx Products; (iii) any product development schedules previously or hereafter provided by Andrx are estimates and will be subject to revision; (iv) the mere failure to secure any Approval shall not, by itself, be taken as a breach of this Agreement, and (v) the Andrx Product formulations may need to be changed in order to meet certain regulatory, business or other objectives.



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         4.1.6 REPLACEMENT OF UNSUCCESSFUL PRODUCTS. The Parties agree that if
Andrx's development efforts on any Andrx Product for which marketing projections and minimum royalty payments have been agreed upon are not successful, then the Parties shall review Andrx's product development pipeline on such date and attempt to agree upon a new replacement product in that pipeline and marketing territory which is reasonably equivalent, in terms of projected market opportunity (on this date) to the "terminated" Andrx Product. Once such agreement is memorialized, in writing, the applicable Novartis company shall gain the right to market that replacement product in that territory, subject to the terms and conditions of this Agreement or such other terms and conditions as may be reflected in that writing. While this substitution obligation is currently limited to [*], the provisions of this Section may be expanded to include additional products and markets once provisions similar to Schedule D and Section 4.12.2 below are agreed upon.

         4.2 OWNERSHIP OF INTELLECTUAL PROPERTY. Andrx shall own the NDAs, ANDA and any other registration applications for the Andrx Products, as well as the know-how and technologies related thereto.

         4.3 DEVELOPMENT COSTS. Andrx shall be responsible for all costs and expenses relating to the development of the Andrx Products in the manner described on Schedule A. Novartis will not be responsible for any such costs or expenses, except for the payments that Geneva is obligated to pay under Product Development Funding provisions of this Agreement. In the event either Party provides the other with a request that any of the Andrx Products be tested in order to receive approved labeling for another indication or to provide promotional information, and the Parties agree upon the scientific and/or marketing basis for such request, Novartis shall be responsible for all costs related to such testing (or such portion of the cost that the Parties otherwise agree to in writing) and Andrx shall supervise the testing of such product for the desired indication. If, however, either Party disagrees with the other's scientific and/or marketing basis for such request, the requesting Party shall be solely responsible for all costs related to such testing if it decides to proceed. Use of any data generated from such studies may be used by the other Party only with the prior written consent of the Party that paid for such studies (unless otherwise required by the Regulatory Authority in the applicable Territory), which consent may be conditioned upon payment of reasonable compensation. By way of example, Novartis believes that it will be beneficial to have a labeling indication for [*] advising that this product will [*]. Andrx has advised that the testing required to obtain this indication may be expensive and is reluctant to undertake the required testing if the cost thereof is included within the product development funding amounts set forth in Article III and will exceed [*] in the aggregate. Accordingly, in accordance with the terms of this provision, the Parties agree to consider the relative costs and benefits to be derived by this additional indication and to attempt to determine, and allocate, their respective obligations with respect thereto.

         4.4 CONFIDENTIALITY. Novartis hereby acknowledges that the information developed by Andrx hereunder shall belong to and shall be exclusively licensed by Andrx, as it relates to the Andrx Products, and constitutes valuable trade secret and proprietary information. Novartis agrees to use its best efforts to protect the confidentiality of all such information. The foregoing

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provisions relating to confidentiality shall not apply to information that: (i)
is or becomes public knowledge (through no failure of Novartis to perform its obligations hereunder); (ii) is in the future rightfully received from third parties by Novartis free of any obligation of confidentiality; or (iii) is required by legal process to be disclosed; provided, however, in such case Novartis gives prompt written notice to Andrx and affords Andrx the opportunity to oppose or restrict such disclosure.

         4.5 DISTRIBUTION.

         4.5.1 Andrx hereby grants to Novartis and Novartis hereby accepts from Andrx, upon the terms and conditions herein specified, the exclusive right and license to market, promote, sell and distribute the Andrx Products listed beside such Novartis company's name on the attached Schedule A in the Territories assigned to such Novartis company on Schedule A for the License Term. This license allows and permits Novartis to sub-license any or all of the Andrx Products, to (i) any of its Affiliates, without Andrx's consent or (ii) any other Person, with the prior written consent of Andrx. The grant of this license by Andrx to Novartis shall be limited to the Andrx Products only, and for no other product or purpose. In order for Novartis to begin and conduct marketing and distribution activities, Andrx shall from time to time advise Novartis of its manufacturing capabilities for each of the Andrx Products and shall provide such other information concerning the manufacture and supply of the products as Novartis may request, in writing, within fifteen (15) days of such request.

         4.5.2 Promptly after the Approval for each Andrx Product is obtained from a Regulatory Authority, Novartis shall use commercially reasonable efforts to market and distribute such Andrx Product within the applicable Territory to exploit sales and sales opportunities for such Andrx Product. Novartis shall conduct its marketing and distribution activities in a prudent and skillful manner in accordance, in all material respects, with applicable laws, ordinances, rules, regulations, orders, licenses and other requirements now or hereafter in effect.

         4.6 COMMERCIALIZATION. The Andrx Products shall be manufactured and shipped by Andrx and commercialized by Novartis (which for purposes of this sub-section shall include Affiliates of Novartis) in the following manner:

         4.6.1 Approximately 18 months prior to the date Novartis anticipates receiving Regulatory Authority Approval for each Andrx Product, the Parties shall discuss Andrx's manufacturing capabilities and projected Transfer Price for such Andrx Product, and Novartis' projected marketing plans for such Andrx Product.

         4.6.2 As soon after the meeting specified in Section 4.6.1 above as may be practicable, Novartis shall prepare and submit to Andrx its forecast, by month, of its anticipated purchases of Andrx Product for the twelve month period beginning with Regulatory Approval. This annual forecast shall be updated quarterly and shall be provided to Andrx not later than 60 days before the first date reflected therein. The first three months of anticipated purchases on each such forecast shall be deemed a binding purchase order. However, the balance of such forecasts shall not be binding upon Novartis and only represent Novartis' estimate of the market for such Andrx

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Product for the purpose of establishing manufacturing capabilities and schedules. There shall be no penalty imposed upon Novartis for failing to meet the last 9 months of any forecast.

         4.6.3 Novartis shall place all purchase orders for the Andrx Products with Andrx, using whatever format the Parties agree upon. Andrx or any manufacturer for Andrx shall use commercially reasonable efforts to fill such purchase orders in a timely manner in accordance with the manufacturing capabilities and planning requirements previously communicated to Novartis.

         4.6.4 The Andrx Products will be marketed under whatever trade name Novartis determines should be utilized for the Andrx Products (provided there is no charge associated with such trade name), which may be the Andrx trade name if specifically agreed to, in writing, by Andrx. In addition, Novartis shall be able to specify different packaging for such Andrx Products, PROVIDED the anticipated quantities for and returns on such "private labeled" or samples of Andrx Products justifies the time and expense of manufacturing the Andrx Products with that different packaging.

         4.6.5 Unless otherwise specified in the purchase order, all finished Andrx Products shall be packaged (using the trade name designated by Novartis for the Andrx Products), marked and otherwise prepared for shipment in accordance with good commercial practice and in a manner generally acceptable to common carriers for shipment at their lowest rates. Andrx shall (i) be responsible for boxing, crating, and all other packaging requirements related to such purchase order; (ii) determine the appropriate method of shipment, forward the finished products to the Distribution Center specified on such purchase order, and pay all freight and destination charges, and (iii) send each such shipment together with (1) a bill of lading specifying the identity and quantity of the Andrx Products in such shipment and (2) an invoice specifying the purchase order number, the identity, quantity and cost of such Andrx Products, and such other information as Novartis may reasonably request. Andrx shall prepare the foregoing bill of lading and invoice in whatever formats the Parties agrees upon.

         4.6.6 Novartis shall have the discretion to set the price of, and terms of sale for, the Andrx Products to its customers in accordance with what it believes to be prevailing market conditions, including establishing and offering to its customers appropriate rebates, shelf stock adjustments, promotions and other incentives to generate sales for the Andrx Products. Notwithstanding the foregoing, without Andrx's prior written consent, Novartis shall not have the right to "bundle" or otherwise discount the Product by selling it together with any other product sold or distributed by such entity as part of one transaction.

         4.6.7 Novartis shall (i) market, promote and sell the Andrx Products in such manner as it believes to be appropriate, (ii) generate a purchase order for all sales of the Andrx Products which may, but need not, distinguish the Andrx Products from other pharmaceutical products Novartis sells, (iii) be responsible for boxing, crating, and all other packaging requirements related to the sale transactions it effects for the Andrx Products, (iv) determine the appropriate method of shipment, forward the Andrx Products from the Distribution Center to the customer, and pay or cause the customer to pay all freight and destination charges related to such sale, (v) send each such shipment together with (1) a bill of lading specifying the identity and quantity of the products in such shipment, and (2) a Customer Invoice, which shall either (a) be completely separate from the invoices Novartis prepares and forwards to its customers for other pharmaceutical products which Novartis sells or (b) contain such coding or other distinguishing characteristic that will allow the accountants and auditors for the Parties to separate the sales of the Andrx Products from the sales which Novartis makes to its customers for other pharmaceutical products.

         4.6.8 Following Regulatory Approval of the Andrx Products in any Territory, Aura shall be responsible for the following: (i) adoption and implementation of all manufacturing, pre-clinical and clinical development work reasonably necessary to support the agreed upon indications for such product;
(ii) the collection of adverse drug event information and the maintenance of adverse drug experience database and the preparation of scheduled periodic report forms which, when translated and placed in an appropriate format by Novartis, are suitable for submission to the regulatory authorities; and (iii) preparation of scheduled periodic reports to the appropriate regulatory authorities, PROVIDED for (ii) and (iii) above, Novartis has previously notified Aura of the reporting requirements of such jurisdiction, in writing. These activities are viewed as normal work in maintaining a product file. If Novartis seeks additional services beyond those listed above, then Novartis will agree to pay a reasonable amount to Andrx for the performance of these services.

         4.7 EXPENSES. All Marketing Costs, Distribution Expenses and Selling Expenses shall be borne solely by Novartis.

         4.8 DISCLAIMER OF WARRANTIES. The Parties understand and agree that there is no assurance that each and all of the Andrx Products will be successful in the marketplace. The failure of any Andrx Product to be successful in the marketplace will not, by itself, constitute a breach of any representation, warranty, covenant or other obligation under this Agreement.

         4.9 FOREIGN MARKETS. If Novartis makes the determination that it is not commercially feasible to actively market and sell any Andrx Product in any non-U.S. market, either directly or through an Affiliate or licensee, Novartis shall advise Andrx of that determination and Novartis shall thereafter be relieved of the obligation of marketing that Andrx Product in that non-U.S. market. Should it become necessary or desirable to alter or adapt any of the Andrx Products or the packaging of the Andrx Products for the local conditions of any non-U.S. market, Novartis will suggest the appropriate modifications to Andrx. The Parties shall then study the market potential for such alteration or adaptation and jointly determine whether it should be made. If such alteration or adaptation is not agreed upon assuming each of the Parties is acting reasonably, Novartis shall be relieved of the obligation of marketing such Andrx Product in that non-U.S. market and Andrx shall be able to market such product in that market, either by itself or through others, using the trade name previously adopted or utilized by Novartis in such market, if Novartis is no longer marketing the product, without any obligation to Novartis.

         4.10 TITLE. The Andrx Products shall belong to Andrx until such time as they are sold to Novartis and delivered to a Distribution Center. Novartis shall from time to time at the request of Andrx, but not more often than quarterly, provide to Andrx an inventory of all unsold Andrx Products. Prior to delivery to a Distribution Center, risk of loss shall remain with Andrx.

         4.11 TRANSFER PRICE. Novartis shall pay Andrx for any manufactured Andrx Products it purchases at the Transfer Price for each Andrx Product.

         4.12 ROYALTY PAYMENTS.

         4.12.1 Novartis shall pay Andrx a royalty on its Net Margin received from the sale of the Andrx Products during a Quarterly Period, as set forth in Schedule C for each Andrx Product sold by Novartis in a Territory. The royalty will be based on the Net Margin Percentage.

         4.12.1(a) Notwithstanding the royalty calculation made pursuant to
Section 4.12.1 above and subject to the remainder of this Section 4.12.2, Novartis shall pay the following minimum total royalty payments, on a quarterly basis, with respect to sales of [*] in the United States market:

         First year of commercialization [*]
         Second year of commercialization [*]
         Third, Fourth and fifth years of commercialization [*]

Novartis' agreement to pay the foregoing minimum royalty amounts is based on the Parties' current market assumptions, market data, and assumptions about therapeutic trends, including those listed on Schedule D for reference. If, prior to final FDA approval to the [*] NDA, the Parties agree that the sales forecast for [*] has decreased by 30% or more as a result of a change in market assumptions, market data, or assumptions about therapeutic trends, then Novartis may, at its sole option (exercised, in writing, at the time it advises Andrx of its belief that the market has declined by [*]), either (i) continue funding the development of [*] and adjust proportionately downward the minimum total royalty payments, or (ii) request a replacement product in accordance with the procedure set forth in Section 4.1.6 above. Andrx will notify Novartis of its anticipated FDA approval date for [*] at least eight months prior to such date. If Novartis chooses option (ii) above, and such decision is made less than six months before the anticipated FDA approval date for [*] (and at least 60 days after the notice by Andrx of the anticipated FDA approval date), Novartis shall immediately pay [*] to Andrx, the license herein granted to Novartis for such product shall be terminated, and Andrx or its licensee shall thereafter be permitted to sell such product in the Territory without any obligation to Novartis.

         (b) If Novartis believes the sales forecast for [*] has decreased by 30% or more and Andrx does not agree, then Novartis and Andrx will submit this dispute to a mutually agreed upon industry expert for a binding decision. If the mutually agreed upon industry expert finds that the sales forecast for [*] has decreased by 30% or more, then the provisions set forth in Section 4.12.2 (a) above shall apply. If the expert finds that the sales forecast for [*] has not decreased by 30% or more, then the minimum total royalties will remain unchanged and Novartis may not exercise the options set forth in Section 4.12.2 (a) above.

         4.13 TIMING OF PAYMENTS. Novartis shall pay the Transfer Price for Andrx Product purchased from Andrx within 30 days following the receipt of Andrx's invoice therefor. Royalty

--------
* Marked text omitted pursuant to an application for an order for confidential treatment by Andrx Corporation.

payments shall be made quarterly in arrears, not later than thirty (30) days following the end of a Quarterly Period. Along with each royalty payment, Novartis shall deliver a report showing in reasonable detail the sales volume for the Andrx Products it sold, its calculation of Net Margin and the royalty payment payable to Andrx for the Quarterly Period. In addition, Novartis shall provide a monthly sales and Net Margin report to Andrx, by the 15th calendar day of the following month, estimating Novartis' monthly results for each of the Andrx Products.

         4.14 WARRANTY AND INDEMNIFICATION. Aura and Pharmaceuticals hereby warrant that the Andrx Products are and shall be manufactured and delivered to Novartis in conformity with the Federal Food, Drug and Cosmetic Act, as amended, and all other applicable laws, rules, and regulations. Such Andrx entity shall defend, indemnify, and hold harmless Novartis and its affiliates, customers, directors, officers, employees and representatives from and against any and all claims, suits, losses, damages, costs, and expenses (including without limitation reasonable attorneys' fees) arising directly or indirectly out of (i) any injury or death to any person or property alleged to have been caused by any Andrx Product (excluding problems judicially determined to be attributable to Novartis' negligence or misconduct in handling such Andrx Product), (ii) Andrx's performance or non-performance of its obligations under or pursuant to this Agreement, (iii) infringement of any third party's patent, trademark, copyright, trade secret or other intellectual property right (except as previously disclosed, in writing, prior to the commercialization of the Andrx Product), or
(iv) violations of any applicable laws, rules, and regulations, excluding those with respect to product, labeling, packaging, and commercialization. Novartis shall notify Andrx of any such claim within a reasonable time following Novartis' receipt of written notice of such claim. The warranty and indemnification provisions of this section shall survive the termination or expiration of this Agreement.

                            ARTICLE V. MISCELLANEOUS

         5.1 MAINTENANCE OF RECORDS; INSPECTION. Each Party shall maintain complete and accurate books and records (including where applicable time records) in connection with transactions entered into by it in furtherance of this Agreement ("Agreement Transactions"). Such books and records shall be made available from time to time and upon reasonable prior written notice to the other Party for review and audit by outside auditors who are not affiliated with either Party or their respective affiliates and who are reasonably acceptable to the Party whose books and records are to be audited ("Auditors"). The cost of such audit shall be borne by the Party requesting such audit unless such audit shows that the audited Party overstated the amount which it was entitled to receive or understated the amount which the auditing Party was entitled to receive by two and one-half (2.5%) percent or more ("Excessive Error") in which event the Party whose records were audited shall reimburse the other Party for the cost of such audit. Any such audit shall be scheduled during regular business hours within two (2) weeks after the Party whose books and records are to be audited and the Party requesting such audit have agreed upon the Auditors to be employed. Such Auditors shall not disclose any information to the Party requesting such audit other than whether in their opinion the Agreement Transactions have been properly calculated or reported, or if in their opinion they have not been accurately reported, then the extent of any inaccuracy. The Auditors and the auditors of the Party whose books and records were examined shall meet to resolve any differences of opinion, and, if such differences cannot be resolved within thirty (30) days, then they shall choose a third accounting firm to resolve such differences. If they are unable to agree upon a third accounting firm within sixty (60) days after the Auditors have presented their initial findings, then either Party may apply to the American Arbitration Association to have a third accounting firm appointed to resolve such differences ("Independent Accounting Firm"). The decision of the Independent Accounting Firm shall be final and binding upon the Parties. The fees and expenses of the Independent Accounting Firm shall be borne equally by the Parties except if the decision of such Independent Accounting Firm confirms that an Excessive Error was made in which event the fees of the Independent Accounting Firm shall be borne solely by the Party who committed the Excessive Error. The Auditors shall, before commencing their audit, execute a confidentiality agreement in form and substance reasonably satisfactory to the Party whose books and records are being audited.

         5.2 SETOFF RIGHTS. If and to the extent either Party fails to pay, reimburse, or credit the other for any amount owed when due under this Agreement, then the Party to whom such amount is owed shall have the right to setoff such amount against amounts otherwise due from it, PROVIDED such setoff is promptly communicated (i.e., within six months) and properly documented to the other Party (including both the basis for such setoff and that such setoff has been performed). If the other Party does not dispute such setoff (including both the reason such setoff was not proper and that such setoff has been disputed), in writing, within six months of the date it is performed, then such setoff shall, for all purposes, be deemed accepted as appropriate and authorized.

         5.3 CURRENCY; TAXES. All payments from Novartis to Andrx shall be in United States currency. The United States currency amount payable hereunder for non-U.S. sales transactions shall be determined by the Citicorp (or other agreed upon reference standard) rate of exchange in effect at the time that payment is made to Andrx. Such payments shall be net of all taxes, assessments, or other charges of any kind or description imposed by the Governments of any country on sales within the country.

         5.4 MUTUAL REPRESENTATIONS, WARRANTIES & COVENANTS. Each of the Parties hereto represents and warrants in relation to itself to the other as follows:

         5.4.1 It is duly incorporated or organized and validly existing under the laws of the jurisdiction in which it is established;

         5.4.2 It has the necessary power to enter into and to exercise its rights and perform its obligations under this Agreement and all necessary action required to authorize the execution and delivery of this Agreement by the person or persons signing the same on behalf of it and the performance by it of its obligations hereunder has been duly taken;

         5.4.3 Its obligations under this Agreement constitute its legal, valid and binding obligations enforceable against it in accordance with its terms;

         5.4.4 No approvals, authorizations, licenses or consents and no filings or registrations or other acts or things are required for the due execution and delivery by it of this Agreement or the performance and observance by it of the provisions hereof;

         5.4.5 The execution and delivery of this Agreement and the exercise by it of its rights and the performance by it of its obligations hereunder and compliance with the terms hereof do not and will not: (i) knowingly violate any provision of any law, order, judgment, injunction, decree, resolution, determination or award of any court or other judicial administrative or governmental authority or organization having applicability to it or any of its assets or revenues; or (ii) conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under any indenture, mortgage, trust, deed, bond, agreement or other instrument or obligation to which it is a party or by which it or any of its assets or revenues may be bound or affected; and

         5.4.6 It is not currently debarred, suspended or otherwise excluded from obtaining regulatory approval to market the Andrx Products in the Territory.

         5.5 ADDITIONAL REPRESENTATIONS, WARRANTIES & COVENANTS OF NOVARTIS. Each Novartis company represents, warrants and covenants to Andrx as follows:

         5.5.1 So long as this Agreement is in effect, Novartis shall not enter into any agreement or make any commitment that would contravene any material provision of, or materially derogate any of the rights of Andrx under this Agreement. This provision does not in any way limit Novartis' right to develop, market or sell products which are not controlled release versions of the same chemical entities as the Andrx Products.

         5.5.2 Novartis is and will at all times continue to be in full compliance in all material respects with all applicable requirements, rules, regulations and standards which govern its ability to market the Andrx Products in the Territory.

         5.5.3 Novartis shall make no representations in its advertisements, promotional literature or in other claims for the Andrx Products which are inconsistent with or exceed those claims described in the information circular approved by the appropriate governmental authority for such Andrx Product.

         5.5.4 Novartis shall promptly notify Andrx, in writing, of any adverse drug interactions or complaints relating to any of the Andrx Products which it receives or learns of and shall confer with and otherwise inform Andrx, in writing, of all regulatory and other requirements concerning the reporting of such interactions or complaints in any Territory.

         5.6 ADDITIONAL REPRESENTATIONS, WARRANTIES & COVENANTS OF ANDRX. Andrx represents, warrants and covenants to Novartis as follows:

         5.6.1 So long as this Agreement is in effect, Andrx shall not enter into any agreement or make any commitment that would contravene any material provision of, or materially derogate any of the rights of Novartis under this Agreement.

         5.6.2 Andrx and the Andrx Products will at all times be in full compliance in all material respects with all applicable requirements, rules, regulations, and standards which govern the ability to market the Andrx Products in the Territory.

         5.6.3 Andrx shall promptly notify Novartis of any inspection or audit relating to any of the Andrx Products by a Regulatory Authority or any other governmental authority and shall confer with and otherwise inform Novartis of all comments and conclusions received from such authority.

         5.6.4 All development work will be conducted in compliance with applicable law and in particular, without limiting the generality of the foregoing, will comply with all applicable regulations of the relevant Regulatory Authorities relating to the submission of a registration application for the Andrx Products in the Territory and any information which is supplied by Andrx to any such Regulatory Authority will be true and complete in all material respects.

         5.7 TERM. The Andrx product development and distribution provisions contained in this Article IV of this Agreement shall be effective as of May 1, 1999 and shall continue in full force and effect until the expiration of the last License Term for any of the Andrx Products, or termination by Andrx in accordance with Section 5.8.1 below.

         5.8 TERMINATION

         5.8.1 TERMINATION BY ANDRX. Andrx shall have the right to terminate this Agreement, effective upon written notice of termination to Novartis, in the event that:

         (i) Novartis fails to perform or observe or otherwise breaches any of its material obligations under this Agreement, and such failure or breach continues for a period of (a) sixty (60) days after written notice thereof to Novartis from Andrx or (b) such longer period as shall be reasonably necessary to cure such failure or breach, PROVIDED Novartis commenced to cure such failure or breach within such sixty (60) day period and continues to cure same with all due diligence;

         (ii) Novartis shall (a) seek the liquidation, reorganization, dissolution, winding-up of itself or the composition or readjustment of its debts, (b) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its assets, (c) make a general assignment for the benefit of its creditors, (d) commence a voluntary case under the Bankruptcy Code, (e) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, wind-up or composition or readjustment of debts, or (f) adopt any resolution of its stockholders or Board of Directors for the purpose of effecting any of the foregoing; or

         (iii) A proceeding or case shall be commenced, without the application or consent of Novartis and such proceeding or case shall continue undismissed, or an order, judgement or decree approving or ordering any of the following shall be entered and continue unstayed and in effect, for a period of forty-five
(45) days from the date service of process is effected upon Novartis, seeking
(a) Novartis' liquidation, reorganization, dissolution or winding-up or the completion or readjustment at its debts, (b) the appointment of a trustee, receiver, custodian, liquidator or the like of Novartis or of all or any substantial part of its assets, or (c) similar relief in respect of Novartis under any law relating to bankruptcy, insolvency, reorganization, winding-up or the composition or readjustment of debts.

         5.8.2 TERMINATION BY NOVARTIS. Novartis shall have the right to terminate this Agreement, effective upon written notice of termination to Andrx in the event that:

         (i) Andrx fails to perform or observe or otherwise breaches any of its material obligations under this Agreement, and such failure or breach continues for a period of (a) sixty (60) days after written notice thereof to Andrx from Novartis or (b) such longer period as shall be reasonably necessary to cure such failure or breach, PROVIDED Andrx commences to cure such failure or breach within such sixty (60) day period and continues to cure same with all due diligence;

         (ii) Andrx shall (a) seek the liquidation, reorganization, dissolution, winding-up of itself or the composition or readjustment of its debts, (b) apply for or consent to the appointment of or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its assets, (c) make a general assignment for the benefit of its creditors, (d) commence a voluntary case under the Bankruptcy Code, (e) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, wind-up or composition or readjustment of debts, or (vi) adopt any resolution of its stockholders or Board of Directors for the purpose of effecting any of the foregoing; or

         (iii) A proceeding or case shall be commenced without the application or consent of Andrx and such proceeding or case shall continue undismissed, or an order, judgement or decree approving or ordering any of the following shall be entered and continue unstayed and in effect, for a period of forty-five (45) days from and after the date service of process is effected upon Andrx, seeking
(a) Andrx's liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (b) the appointment of a trustee, receiver, custodian, liquidator or the like of Andrx or of all or any substantial part of its assets or (c) similar relief in respect of Andrx under any law relating to bankruptcy, insolvency, reorganization1 winding-up or the completion or readjustment of debts.

         5.8.3 EFFECT OF TERMINATION. As of the effective date of the termination of this Agreement, all rights to the Andrx Products (other than Andrx Product that has already been paid for by Novartis) shall become the exclusive property of Andrx.

         5.9 PUBLICITY. No Party shall publicly disclose the existence of this agreement, the products covered hereby, or the specific terms of the relationship without the other Party's consent, as required by law, or in a manner consistent with the press release agreed to by the Parties.

         5.10 NOTICES. Any notice or other communication required or desired to be given to any Party under this Agreement shall be in writing and shall be deemed given when: (i) deposited in the United States mail, first-class postage prepaid, and addressed to that Party at the address for such Party set forth at the end of this Agreement; (ii) delivered to Federal Express, Airborne, or any other similar express delivery service for delivery to that Party at that address; or (iii) sent by facsimile transmission, with electronic confirmation, to that Party at its facsimile number set forth at the end of this Agreement. Any Party may change its address or facsimile number for notices under this Agreement by giving the other Party notice of such change.

         5.11 GOVERNING LAW; VENUE. All questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the Parties with respect to performance under this Agreement shall be construed and resolved under the laws of the State of Colorado.

The Parties hereby designate the courts of the State of Colorado as the court of proper jurisdiction and venue for any actions or proceedings relating to this Agreement if such action or proceeding is commenced by Novartis and the courts of the State of Florida if such action or proceeding is commenced by Andrx; irrevocably consent to such designation, jurisdiction, and venue; and waive any objections or defenses relating to jurisdiction or venue with respect to any actions or proceedings initiated in such court.

         5.12 SEVERABILITY. The intention of the Parties is to comply fully with all laws and public policies, and this Agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any arbitration panel or other court of competent jurisdiction determines that it is impossible to construe any provision of this Agreement consistently with any law or public policy and consequently holds that provision to be invalid, such holding shall in no way affect the validity of the other provisions of this Agreement, which shall remain in full force and effect.

         5.13 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of Novartis or Andrx to exercise and no delay in exercising any right, power, remedy or privilege under this Agreement or provided by statute or at law or in equity or otherwise, including, without limitation, the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         5.14 SUCCESSORS AND ASSIGNS. Except as expressly permitted hereunder, neither Party shall be permitted to assign their rights or obligations under this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Any attempt to assign or delegate any portion of this Agreement in violation of this Section shall be null and void. Subject to the foregoing, any reference to Novartis or Andrx hereunder shall be deemed to include the successor thereto and assigns thereof.

         5.15 COMPLETE AGREEMENT. This Agreement and the attachments referred to herein contain the entire agreement between the Parties and supersedes all prior or contemporaneous discussions, negotiations, representations, warranties, or agreements relating to supply of full-line generic pharmaceuticals, including without limitation any previous wholesale distribution agreement entered into between Geneva or its affiliates and Anda and its affiliates. No changes to this Agreement will be made or be binding on either Party unless made in writing and signed by each Party.

         5.16 FORCE MAJEURE. No Party hereunder shall be responsible for any failure or delay in performance of its obligations hereunder (except payment of money due) arising out of Force Majeure, but the affected Party shall use its best efforts to avoid or remove the cause of such nonperformance and shall continue performance hereunder with the utmost dispatch whenever such cause is removed.

         5.17 SIGNATURE AUTHORITY. Each signatory to this Agreement represents and warrants to the other that he or she has signature authority and is empowered on behalf of his or her respective Party to execute this Agreement.

         5.18 FURTHER ASSURANCES. Each Party agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including, without limitation, the filing of tax returns, the usage of tax treaties and of such additional assignments, agreements, documents and instruments, that may be necessary or as the other Party may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

         5.19 ATTORNEYS' FEES. Except as otherwise set forth in this Agreement, all costs and expenses, including reasonable attorneys' fees, incurred in the enforcement of this Agreement, shall be paid to the prevailing Party by the non-prevailing Party, upon demand.

         5.20 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which may be considered one and the same agreement and each of such counterparts shall be deemed an original.

         5.21 NO PARTNERSHIP OR OTHER RELATIONSHIP. Nothing contained in this Agreement is intended nor shall be deemed or construed to (i) create a partnership or joint venture between the Parties, (ii) cause any Party to be responsible for the debts, liabilities, obligations, and expenses of the other or any of the other Party's officers, directors, employees, independent contractors or agents, or (iii) substitute any Party for the other Party's officers, directors, employees, independent contractors or agents.

         IN WITNESS WHEREOF, the Parties hereto, through their duly authorized officers, have set their hands and do hereby agree to the terms set forth above on the date first written above.

ANDA GENERICS, INC.

By: /s/ Scott Lodin
    ------------------------------------------
      Scott Lodin
      Vice President & General Counsel
Date: May 26, 1999
      ----------------------------------------

Address:
4001 SW 47 Avenue
Davie, FL 33314
Telephone Number: 954-584-0300
Facsimile Number: 954-792-1034

AURA LABORATORIES, INC.

By: /s/ Scott Lodin
    -----------------------------------
      Scott Lodin
      Vice President & General Counsel
Date: May 26, 1999
    -----------------------------------
Address:
4001 SW 47 Avenue
Davie, FL 33314
Telephone Number: 954-584-0300
Facsimile Number: 954-792-1034

ANDRX PHARMACEUTICALS, INC.

By: /s/ Scott Lodin
    -----------------------------------
      Scott Lodin
Name: Scott Lodin
      ---------------------------------
Title: Vice President and General Counsel
       ----------------------------------
Date: May 26, 1999
      -----------------------------------
Address:
4001 SW 47 Avenue
Davie, FL 33314
Telephone Number: 954-584-0300
Facsimile Number: 954-792-1034

GENEVA PHARMACEUTICALS, INC.

By: /s/ David M. Hurley
    -----------------------------------
Name: David M. Hurley
      ---------------------------------
Title: President & CEO
       --------------------------------
Date: May 26, 1999
      ---------------------------------
Address:
2655 W. Midway Blvd.
Broomfield, CO  80038
Telephone Number: 303-438-4442
Facsimile Number: 303-438-4300

GLOBAL GENERICS SECTOR, NOVARTIS AG

By:___________________________________________
Name:_________________________________________
Title:________________________________________
Date:_________________________________________
Address:

Telephone Number:
Facsimile Number:

SCHEDULE A

------------------------------------------------------------------------------------------------------------
Andrx Product           Territory                      Novartis                 Proposed Labeling
                                                       Company
------------------------------------------------------------------------------------------------------------
[*]                     [*]                            [*]                      [*]

------------------------------------------------------------------------------------------------------------

[*]                     [*]                            [*]                      [*]
------------------------------------------------------------------------------------------------------------

[*]                     [*]                            [*]                      [*]
------------------------------------------------------------------------------------------------------------

[*]                     [*]                            [*]                      [*]
------------------------------------------------------------------------------------------------------------

--------
* Marked text omitted pursuant to an application for an order for confidential treatment by Andrx Corporation.

SCHEDULE B

Projected Schedules for Initial Development Work.

------------------------------------------------------------------------------------------------------------
Product                                  Projected NDA Filing Dates             Projected NDA Filing Dates
------------------------------------------------------------------------------------------------------------
[*]                                      [*]                                    [*]

------------------------------------------------------------------------------------------------------------
[*]                                      [*]                                    [*]

------------------------------------------------------------------------------------------------------------

--------
* Marked text omitted pursuant to an application for an order for confidential treatment by Andrx Corporation.

SCHEDULE C

ROYALTY SCHEDULE

         -----------------------------------------------------------------------------
         [*]USA Schedule**

         -----------------------------------------------------------------------------
         Net Margin Percentage Range                      Royalty Paid on Net Margin

         -----------------------------------------------------------------------------
         [*]                                              [*]

         -----------------------------------------------------------------------------

         ** All other royalty schedules are to be negotiated at a later date. Royalties are due to Andrx for each Andrx Product and for each portion of the Territory. The total economic deal-minimum payments and royalty amounts-for each product and territory shall approximate the deal provided herein for [*], as adjusted for the projected market for such products in that Territory.

--------
* Marked text omitted pursuant to an application for an order for confidential treatment by Andrx Corporation.

SCHEDULE D

[*]



--------
* Marked text omitted pursuant to an application for an order for confidential treatment by Andrx Corporation.

                               AMENDMENT NUMBER 1

            PRODUCT DISTRIBUTION, DEVELOPMENT AND LICENSING AGREEMENT

         This Amendment Number 1 amends the Product Distribution, Development and Licensing Agreement dated the first day of May, 1999 (the "Agreement"), between Aura Laboratories, Inc. ("Aura"), Andrx Pharmaceuticals, Inc. ("Pharmaceuticals") and Anda Generics, Inc. ("Anda"), each of which is a subsidiary of Andrx Corporation, Geneva Pharmaceuticals, Inc. ("Geneva"), and the Global Generics Sector of Novartis AG ("Novartis Generics"), whose addresses are set forth under their name on the signature page of the Agreement.

         The parties agree to amend the Agreement as follows:

         (a) Global Generics Sector of Novartis AG ("Novartis Generics") is deleted as a party to the Agreement. "Geneva" will be substituted for "Novartis" throughout the Agreement. All rights, privileges, and obligations of Novartis Generics will become the rights, privileges and obligations of Geneva. Geneva shall have the right to sublicense to Novartis Generics (including Biochemie Ges.m.b.H Kundl/Austria) at conditions to be agreed upon separately by Geneva and the sublicensee.

         (b)      Section 5.3 shall be amended to read as follows:

                  5.3 CURRENCY; TAXES. All payments from Geneva to Andrx shall be in United States currency. The United States currency amount payable hereunder for non-U.S. sales transactions shall be determined by the Citicorp (or other agreed upon reference standard) rate of exchange in effect at the time that payment is made to Andrx. Each Party shall be solely responsible for payment of all taxes, assessments, or other charges of any kind or description imposed by the governments of any country on the amounts received, or income, of each Party. All payments from Geneva to Andrx shall be net of all taxes, assessments, or other charges of any kind or description imposed by the governments of any country on sales within the country, excepting such taxes as Geneva is obliged to withhold at source, pursuant to any excise, income, or other tax law applicable to Geneva.

         (c)      The signature block for Novartis Generics is deleted.

         IN WITNESS WHEREOF, the Parties hereto, through their duly authorized officers, have set their hands and do hereby agree to the terms set forth above on the date first written above.

ANDA GENERICS, INC.

By: /s/ Scott Lodin
    ------------------------------------------
      Scott Lodin
      Vice President & General Counsel
Date: June 2, 1999
      ----------------------------------------

Address:
4001 SW 47 Avenue
Davie, FL 33314
Telephone Number: 954-584-0300
Facsimile Number: 954-792-1034

AURA LABORATORIES, INC.

By: /s/ Scott Lodin
    ------------------------------------------
      Scott Lodin
      Vice President & General Counsel
Date: June 2, 1999
      ----------------------------------------
Address:
4001 SW 47 Avenue
Davie, FL 33314
Telephone Number: 954-584-0300
Facsimile Number: 954-792-1034

ANDRX PHARMACEUTICALS, INC.

By: /s/ Scott Lodin
    ------------------------------------------
Name: Scott Lodin
      ----------------------------------------
Title: Vice President & General Counsel
       ---------------------------------------
Date: June 2, 1999
      ----------------------------------------
Address:
4001 SW 47 Avenue
Davie, FL 33314
Telephone Number: 954-584-0300
Facsimile Number: 954-792-1034

GENEVA PHARMACEUTICALS, INC.

By: /s/ David M. Hurley
    ------------------------------------------
Name: David M. Hurley
      ----------------------------------------
Title: President & CEO
       ---------------------------------------
Date: June 2, 1999
      ----------------------------------------
Address:
2655 W. Midway Blvd.
Broomfield, CO  80038
Telephone Number: 303-438-4442
Facsimile Number: 303-438-4300

                               AMENDMENT NUMBER 2

PRODUCT DISTRIBUTION, DEVELOPMENT AND LICENSING AGREEMENT

         This Amendment Number 2 amends the Product Distribution, Development and Licensing Agreement dated the first day of May, 1999 (actually signed on May 25 and 26, 1999), and Amendment Number 1 (actually signed on June 1 and 2,
1999), between Aura Laboratories, Inc. ("Aura"), Andrx Pharmaceuticals, Inc. ("Pharmaceuticals") and Anda Generics, Inc. ("Anda"), each of which is a subsidiary of Andrx Corporation, Geneva Pharmaceuticals, Inc. ("Geneva") (collectively the "Agreement").

         The parties agree to amend the Agreement as follows:

         (d) The effective date of the Agreement is changed from May 1, 1999 to June 1, 1999.

         (e) The following definitions are changed to conform to the new effective date of June 1, 1999:

         "CONTRACT YEAR" shall mean a one-year period commencing June 1 of any calendar year. The first Contract Year is June 1, 1999 through May 31, 2000.

         "INITIAL TERM" shall mean the period of time starting June 1, 1999 and ending May 31, 2004.

         "QUARTERLY PERIOD" shall mean each three month period ending on the last day of August, November, February and May, or any shorter period commencing on the first date on which any revenues are derived by Novartis from any Andrx Product.

         IN WITNESS WHEREOF, the Parties hereto, through their duly authorized officers, have set their hands and do hereby agree to the terms set forth above on the date first written above.

ANDA GENERICS, INC.

By: /s/ Scott Lodin
    ------------------------------------------
      Scott Lodin
      Vice President & General Counsel
Date: June 8, 1999
      ----------------------------------------

Address:
4001 SW 47 Avenue
Davie, FL 33314
Telephone Number: 954-584-0300
Facsimile Number: 954-792-1034

AURA LABORATORIES, INC.

By: /s/ Scott Lodin
    ------------------------------------------
      Scott Lodin
      Vice President & General Counsel
Date: June 8, 1999
      ----------------------------------------
Address:
4001 SW 47 Avenue
Davie, FL 33314
Telephone Number: 954-584-0300
Facsimile Number: 954-792-1034

ANDRX PHARMACEUTICALS, INC.

By: /s/ Scott Lodin
    ------------------------------------------
Name: Scott Lodin
     -----------------------------------------
Title: Vice President & General Counsel
       ---------------------------------------
Date: June 8, 1999
      ----------------------------------------
Address:
4001 SW 47 Avenue
Davie, FL 33314
Telephone Number: 954-584-0300
Facsimile Number: 954-792-1034

GENEVA PHARMACEUTICALS, INC.

By: /s/ David M. Hurley
    ------------------------------------------
Name: David M. Hurley
      ----------------------------------------
Title: President & CEO
       ---------------------------------------
Date: June 8, 1999
      ----------------------------------------
Address:
2655 W. Midway Blvd.
Broomfield, CO  80038
Telephone Number: 303-438-4442
Facsimile Number: 303-438-4300